UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2016 (January 26, 2016)

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York		10022-4608
(Address of Principal Executive Offices)		(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As a result of a subsequent event that occurred on January 26, 2016, as described herein, this Amendment to the Current Report on Form 8-K (“Form 8-K/A”) by Alcoa Inc. (“Alcoa”) amends and qualifies the information contained in Item 2.02 of the Current Report on Form 8-K filed on January 12, 2016 by Alcoa and the information contained in Item 2.02 of the Current Report on Form 8-K filed on January 14, 2016 by Alcoa.

Item 2.02	Results of Operations and Financial Condition.

On January 11, 2016, Alcoa held a conference call and issued a press release to announce its fourth quarter 2015 and full-year 2015 financial results. Subsequent to that date, on January 26, 2016, in connection with legal proceedings relating to whether the extension of energy tariffs by Italy to Alcoa constituted unlawful state aid, Alcoa was informed that the European Court of Justice (the “ECJ”) had dismissed Alcoa’s appeal of a ruling by the General Court of the European Union (the “General Court”). As disclosed in Alcoa’s Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 Form 10-K”), Alcoa had appealed an October 16, 2014 ruling by the General Court, which denied Alcoa’s appeal of a November 19, 2009 European Commission determination that the extension of energy tariffs by the Italian authorities from January 1, 2006 through November 19, 2009 constituted unlawful state aid. The dismissal of Alcoa’s appeal by the ECJ on January 26, 2016 represents the conclusion of the legal proceedings in this matter.

As a result of the final ECJ decision, the Company’s recorded asset of $164 million (€150 million) associated with this matter, primarily representing amounts that had been advanced to the Italian government pending the ultimate resolution of this matter, is not realizable. Alcoa had previously paid in full the disputed amounts associated with the European Commission’s 2009 determination, so there is no additional cash impact resulting from the ECJ decision.

In addition, the ECJ ruling has caused Alcoa to modify its outlook with respect to a portion of the pending legal proceedings relating to drawback amounts received on power purchases in Italy (the “Italian Energy Matter”), as disclosed in Alcoa’s 2014 Form 10-K. As a result of that assessment, Alcoa recorded an accrual of $37 million (€34 million).

In accordance with accounting principles generally accepted in the United States of America (GAAP), the write-off of the asset associated with the ECJ decision and the accrual for the Italian Energy Matter will be recognized in the quarter ended December 31, 2015.

The effect of the foregoing is to increase the net loss for the quarter ended December 31, 2015, as originally reported on January 11, 2016, by $201 million from $500 million to $701 million, and to increase originally reported basic and diluted loss per share from $(0.39) to $(0.55). For the year ended December 31, 2015, the net loss originally reported on January 11, 2016 will increase from $121 million to $322 million, and the originally reported basic and diluted loss per share will increase from $(0.15) to $(0.31).

The financial schedules, which were included in Alcoa’s press release issued on January 11, 2016, have been adjusted for the foregoing changes and are attached hereto as Exhibit 99. Additional details will be provided in Alcoa’s Annual Report on Form 10-K for the year ended December 31, 2015.

The financial impact of the matters does not affect Alcoa’s net loss excluding special items, adjusted EBITDA, and free cash flow metrics for both the quarter and year ended December 31, 2015, which are considered non-GAAP financial measures under Securities and Exchange Commission rules, from those originally reported on January 11, 2016. These non-GAAP financial measures are included by Alcoa’s management as incremental information to Alcoa’s GAAP financial measures and should not be considered an alternative to the GAAP measures (see Exhibit 99 to this Current Report on Form 8-K/A for the required reconciliations between these non-GAAP measures and the most directly comparable GAAP measures).

The information in this Item 2.02 of this Current Report on Form 8-K/A, including Exhibit 99, is being furnished in accordance with the provisions of General Instruction B.2 of Form 8-K.

Item 8.01.	Other Events.

On January 26, 2016, in connection with legal proceedings relating to whether the extension of energy tariffs by Italy to Alcoa constituted unlawful state aid, Alcoa was informed that the ECJ had dismissed Alcoa’s appeal of a ruling by the General Court. As disclosed in Alcoa’s 2014 Form 10-K, Alcoa had appealed an October 16, 2014 ruling by the General Court, which denied Alcoa’s appeal of a November 19, 2009 European Commission determination that the extension of energy tariffs by the Italian authorities from January 1, 2006 through November 19, 2009 constituted unlawful state aid. The dismissal of Alcoa’s appeal by the ECJ on January 26, 2016 represents the conclusion of the legal proceedings in this matter.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following is furnished as an exhibit to this report:

99	Financial Schedules (which update the financial schedules contained in Exhibit 99 to the Company’s Current Report on Form 8-K dated January 12, 2016, as described in Item 2.02 of this Current Report on Form 8-K/A)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Robert S. Collins
Name:	Robert S. Collins
Title:	Vice President and Controller

Date: February 1, 2016

EXHIBIT INDEX

Exhibit No.	Description

99	Financial Schedules (which update the financial schedules contained in Exhibit 99 to the Company’s Current Report on Form 8-K dated January 12, 2016, as described in Item 2.02 of this Current Report on Form 8-K/A)

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